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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Manor Care, Inc. for the registration of $200,000,000 of 8% Senior Notes due March 1, 2008 and to the incorporation by reference therein of our report dated January 25, 2001, with respect to the consolidated financial statements and schedule of Manor Care, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Toledo, Ohio
April 30, 2001